EXHIBIT 3.2.2

BY-LAWS
 OF
 STARBOARD RESOURCES, INC.

(From Date of Certificate of Conversion to Date of Effective Registration Statement under Securities Act of 1933 or Securities Exchange Act of 1934)

ARTICLE I — OFFICES

1. REGISTERED OFFICE AND AGENT

The registered office and registered agent of Starboard Resources, Inc. (“Corporation”) shall be as set forth in the Corporation’s Certificate of Incorporation. The registered office or the registered agent may be changed by resolution of the Board of Directors, upon making the appropriate filing with the Secretary of State.

2. PRINCIPAL OFFICE

The principal office of the Corporation may be located either within or without the State of Delaware as the Board of Directors may designate or as the business of the Corporation may require from time to time.

3. OTHER OFFICES

The Corporation may also have other offices at such places, within or without the State of Delaware, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

ARTICLE II — SHAREHOLDERS

1. ANNUAL MEETING

The annual meeting of shareholders shall be held at least once during each fiscal year on the date and time set by the Board of Directors in a notice of meeting or in a duly executed waiver of notice, for the purpose of electing directors, subject to the provisions of Article III of these By-laws, and for the transaction of such other business as may come before the meeting. The annual meeting may be called by resolution of the Board of Directors or by a writing filed with the Secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting. If the election of directors is not held on the day designated in these By-laws for any annual meeting of the shareholders, or at any adjournment of the annual meeting, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

2. SPECIAL SHAREHOLDERS’ MEETINGS

Subject to Article II, Section 1 of these By-laws, special meetings of the shareholders may be called by the Board of Directors. Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Any person or persons entitled hereunder to call a special meeting of shareholders may do so only by written request sent by certified mail or delivered in person to the President, Chief Executive Officer or Secretary. The officer receiving the written request shall within 24 hours from the date of its receipt cause notice of the meeting to be given in the manner provided by these By-laws to all shareholders entitled to vote at the meeting. If the officer does not give notice of the meeting within three days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these By-laws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

3. PLACE OF MEETING

Meetings of the shareholders shall be held either at the registered office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication.

4. NOTICE OF SHAREHOLDERS’ MEETING

Written or printed notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the President, the Chief Executive Officer, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

The Corporation shall notify each shareholder, whether or not entitled to vote, of any meeting of shareholders at which a plan of merger or exchange is to be submitted for approval in accordance with Section 251 of the Delaware General Corporation Law. The notice shall be given at least 20 days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or exchange and shall contain or be accompanied by a copy or summary of the plan.

Written or printed notice setting forth any proposed amendment to the Certificate of Incorporation or a summary of the changes to be effected thereby shall be given to each shareholder of record entitled to vote thereon within the time and in the manner provided in the Delaware General Corporation Law for the giving of notice of meetings of shareholders. If the meeting be an annual meeting, the proposed amendment or such summary may be included in the notice of such annual meeting.

Any notice required to be given to any shareholder, under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-laws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12 month period have been mailed to that person, addressed at the shareholder’s address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth the shareholder’s then current address, the requirement that notice be given to that person shall be reinstated.

Notice by Electronic Transmission: On consent of a shareholder, notice from the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the Corporation. The shareholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of shareholder consent does not invalidate a meeting or other action.

Notice by electronic transmission is deemed given when the notice is: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

An affidavit of the Secretary, Assistant Secretary, transfer agent, or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given.

5. FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the share transfer records, the By-laws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

6. FIXING RECORD DATES CONSENTS TO ACTION

Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation.

Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

7. VOTING LISTS

The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

8. VOTING OF SHARES AND PROXIES

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except: (a) to the extent that the Certificate of Incorporation of the Corporation provides for more or less than one vote per share or (if and to the extent permitted by the Delaware General Corporation Law) limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by the Delaware General Corporation Law.

Shares of its own stock owned by the Corporation or by another domestic or foreign corporation or other entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Any shareholder may vote either in person or by proxy executed in writing by the shareholder. An electronic transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement or voting trust created under Section 218 of the Delaware General Corporation Law.

An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, if notation of the irrevocable proxy is contained in the notice sent pursuant to Section 222 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, unless notation of the irrevocable proxy is contained in the notice sent pursuant to Section 222 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

Subject to Article III of these By-laws, at each election for directors every shareholder entitled to vote at such election shall have the right (a) to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-laws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine; provided, however, that when any foreign corporation without a permit to do business in this State lawfully owns or may lawfully own or acquire stock in a Delaware corporation, it shall not be unlawful for such foreign corporation to vote said stock and participate in the management and control of the business and affairs of the Corporation, as other stockholders, subject to all laws, rules and regulations governing Delaware corporations and especially subject to the provisions of the Anti-Trust laws of the State of Delaware.

Shares held by an administrator, executor, guardian, or conservator may be voted by him or her so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him or her, either in person or by proxy, without a transfer of such shares into his or her name.

Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

Shares standing in the name of a receiver may be voted by such a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, subject to any agreements containing restrictions on the hypothecation, assignment, pledge or voluntary or involuntary transfer of shares.

With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Certificate of Incorporation or these By-laws.

Unless otherwise provided in the Certificate of Incorporation or these By-laws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy objects, in which case written ballots shall be used.

9. QUORUM OF SHAREHOLDERS

With respect to any meeting of shareholders, a quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy, unless otherwise provided by law or the Certificate of Incorporation. Notwithstanding anything to the contrary in these By-laws or the Certificate of Incorporation, in no event shall a quorum of the shareholders consist of less than fifty and one-tenth percent (50.1%) of the shares entitled to vote.

After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Unless otherwise provided in the Certificate of Incorporation or these By-laws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Incorporation or these By-laws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which not less than less than fifty and one-tenth percent (50.1%) of the shares entitled to vote is present, any business may be transacted which might have been transacted at the meeting as originally notified.

When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting if the time, date, and place of the reconvened meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the reconvened meeting that might have been transacted at the original meeting. If, however, following the adjournment, the Board fixes a new record date for the reconvened meeting, a notice of the reconvened meeting shall be given as stated in Article II, Section 4 of these By-laws above to each shareholder of record on the new record date entitled to vote at such meeting.

10. FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the By-laws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

11. FIXING RECORD DATES CONSENTS TO ACTION

Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in Section 213 of the Delaware General Corporation Law. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

12. VOTING LISTS

The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

13. ACTION BY SHAREHOLDERS WITHOUT MEETING

Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of not less than less than fifty and one-tenth percent (50.1%) of the shares entitled to vote with respect to the action that is the subject of the consent. Such written consent must be delivered to all shareholders entitled to vote on such action who did not sign such written consent within five (5) business days following such consent. Such consent may be delivered either by the shareholder providing the consent, any other shareholder, or the Company.

If the Corporation’s Certificate of Incorporation so provides, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

Each written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. An electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding the preceding paragraph of this section, consent given by electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

14. REDEMPTION OF SHARES

The Corporation shall have the power to redeem the shares of any shareholder, or the shares of a deceased shareholder, upon such terms as may be agreed upon by the Board of Directors and such shareholder or the shareholder’s personal representative, or at such price and upon such terms as may be provided in the Certificate of Incorporation, these By-laws, or any applicable stock purchase or redemption agreement.

15. ADMISSION OF SHAREHOLDERS

From the date of the formation of the Company, any person approved by the Board of Directors may become a shareholder of the Company, either by the issuance by the Company of common stock or preferred stock shares in return for such consideration as the Board shall determine or as a Transferee of all or a portion of the Shareholder’s stock in accordance with the terms of Article VI of these bylaws, provided however that such Shareholder agree to the terms of these By-laws. Any person seeking to become a new Shareholder shall submit to such interviews and approval as the Board of Directors may, in its sole discretion, determine, including interviews with the Board of Directors and other Shareholders holding at least ten percent (10%) of the Company’s voting interest. Upon issuance of additional common or preferred shares, the previous Shareholder interest voting and participation percentages shall be diluted as determined by the Board of Directors.

16. FORFEITURE

Company shares may, at the time of issuance, be made subject to vesting and certain forfeiture conditions as determined by the Board and agreed to by the Shareholder being issued such common stock or preferred stock shares. The Board will provide each holder of any such common stock or preferred stock shares with such vesting and forfeiture conditions in writing at the time of issuance thereof, which may be set forth in one or more restricted stock agreement.

17. SHAREHOLDER LOANS

Shareholders may make loans to or advance funds on behalf of the Company, but only to the extent required by the business of the Company as determined by the Board of Directors. Such loans shall be repayable on such terms and conditions as may be agreed upon by the Board of Directors and the Shareholder making the loan. The amount of any required payments of principal and interest on any such loan shall be an obligation of the Company to the affected Shareholder, payable before any dividends are made to Shareholders by the Company, except for dividends necessary to pay income taxes on taxable income to Shareholders accrued from ownership in the Company or its predecessor business entities.

18. OTHER BUSINESS OPPORTUNITIES

Except as otherwise provided in a separate written agreement between the Company and a Shareholder and approved by the Board, so long as the Shareholder is a current Shareholder, each Shareholder may engage, directly and indirectly or through Affiliates, in other business opportunities or activities that do not conflict with or compete directly with the business of the Company for such Shareholder’s own profit or advantage, independently or with others. Neither the Company nor any of the other Shareholders shall have any rights in or to any such other business or activity carried on by any Shareholders or Affiliates or any of the income or profits derived therefrom. For the avoidance of doubt, the Shareholders their Affiliates may engage in any transactions involving the exploration, acquisition and development of oil and gas properties, rights and interests which the Board of Directors has decided not to actively pursue so long as Company resources are not used in connection with such transactions.

ARTICLE III — DIRECTORS

1. MANAGEMENT AND CONTROL OF THE BUSINESS

The property, business and affairs of the Company shall be conducted and managed by the Board of Directors; provided, however, that the Chief Executive Officer of the Company (“CEO”) shall manage the day-to-day administrative operations of the Company. Subject to the foregoing, only the Board of Directors and the CEO, or a duly-authorized officer of the Company appointed by the Board of Directors, or other person expressly authorized by the Board of Directors, the Shareholders shall have no right to vote on any matter to come before the Company or involving the business of the Company, it being acknowledged that, unless so provided, the Board of Directors shall have the exclusive right and obligation to exercise same. No Shareholder shall take any action on behalf of, or in the name of, or otherwise bind the Company, or enter into any contract, agreement, commitment or obligation binding upon the Company, or, in its capacity as a Shareholder, perform any act in any way relating to the Company or the Company’s assets, except in a manner and to the extent specifically authorized by the provisions of these By-laws.

2. BOARD OF DIRECTORS

To the extent not limited or prohibited by law, the Certificate of Incorporation or these By-laws, the powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. Directors need not be residents of the State of Delaware or shareholders of the Corporation unless the Certificate of Incorporation or these By-laws so require.

In the discharge of any duty imposed or power conferred upon a director, including as a member of a committee, a director, may in good faith and with ordinary care, rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more officers or employees of the Corporation; (2) legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (3) a committee of the Board of Directors of which the director is not a member.

A director is not relying in good faith within the meaning of this section if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted.

All determinations, approvals, consents and actions of the Board of Directors requires the affirmative vote of a majority of all the Directors then in office; provided, however, that if there shall be a vacancy of one or more members of the Board, no determinations, approvals, consents or actions may be taken by the Board until such time as at least four (4) Directors shall be in office. The Board shall meet at least quarterly to review the business, operations and financial performance of the Company. The Directors may elect a Chairman of the Board by consent of a majority of all of the Directors then in office.

The Board of Directors shall be required to approve any hedge facility entered into by the Company, and any individual hedge transactions must be executed or approved in writing pursuant to any procedure established by the Board of Directors.

In addition to customary governance and oversight activities, the Board of Director’s consent shall be required for the following Corporation actions:

a)	Approval of new investments by the Corporation in excess of $1,000,000 individually or in the aggregate;

b)	Initiating or settling litigation or arbitration against third parties;

c)	Engagement of an auditor for the Company;

d)	Procurement of Directors’ and Officers’ insurance;

e)	Approval of Related-Party Transactions as defined by the Instructions to SEC Regulation S-K, Item 404(a) (17 CFR §229.404(a));

f)	Approval of capital markets transactions and liquidity events;

g)	Approval of all credit facilities and any borrowings outside of the ordinary course;

h)	Hiring, appointment and termination of the Chief Executive Officer, or any other officer or key employee of, or investment adviser or consultant to, the Company;

i)	Approval of an annual operating budget and any amendments thereto;

j)	Issuance of any equity interests or options in the Corporation;

k)	Incurrence of unbudgeted expenses and/or capital expenditures, including, without limitation, leases or real or personal property or licensing agreements in excess of $200,000 per annum;

l)	Entering into or modifying any agreement or transaction with any shareholder or shareholder Affiliate, or any compensation agreement or arrangement with the Company’s senior management;

m)	Engaging in a transaction outside the ordinary course of business;

n)
Engaging in the sale, lease, exchange, transfer or other disposition (including, without limitation, by merger or consolidation) of assets constituting all or substantially all of the assets of the Company, taken as a whole, in a single transaction or series of coordinated or related transactions;

o)	Amendment of these By-laws;

p)	Changing the Corporation’s principal place of business; and

q)	Paying dividends to shareholders in any form.

3. NUMBER AND ELECTION OF DIRECTORS

The number of directors shall be not less than four (4) or more than nine (9) provided that the number may be increased or decreased from time to time by an amendment to these By-laws or resolution adopted by the Board of Directors or by the shareholders. An increase or decrease in the number of directors shall require a unanimous vote or consent of all the Directors then holding office. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director. If there are less than four (4) directors in office; said directors may meet to appoint additional Directors; except as provided below.

The Corporation’s Board of Directors shall initially consist of six (6) directors. One Director shall be the Corporation’s Chief Executive Officer as duly-appointed by the Board of Directors. Said Director shall hereinafter be referred to as “CEO Director.” One Director shall be designated by ASYM Energy Investments, LLC. One director shall be designated by SOSventures, LLC. One director shall be designated by Summerline Asset Management, LLC on behalf of Longview Marquis Fund, L.P., LMIF Investments, LLC, SMF Investments, LLC and Summerline Capital Partners, LLC. Collectively, these three (3) designated directors shall be hereinafter referred to as “Designated Directors.” Two (2) directors shall be elected by the shareholders voting pursuant to Article II of these By-laws.  These elected directors are hereinafter referred to as “Undesignated Directors.”

The right of ASYM Energy Investments, LLC to designate a director shall be contingent on ASYM Energy Investments, LLC or its Affiliates beneficially owning common stock issued by the Corporation. The right of SOSventures, LLC to designate a director shall be contingent on SOSventures, LLC or its Affiliates beneficially owning common stock issued by the Corporation. The right of Summerline Asset Management, LLC to designate a director shall be contingent on Summerline Asset Management, LLC, Longview Marquis Fund, L.P., LMIF Investments, LLC, SMF Investments, LLC, Summerline Capital Partners, LLC or their Affiliates beneficially owning common stock issued by the Corporation.

If ASYM Energy Investments, LLC, SOS Ventures, LLC or Summerline Asset Management, LLC no longer satisfy the common share beneficial ownership requirement stated above, then the referenced Designated Director slot shall either: 1) be eliminated; or 2) be subject to appointment by the entire Board of Directors and shareholder vote pursuant to the director vacancy provisions of Article III Section 1 of these By-Laws above and the shareholder vote provisions of Article II of these By-laws above, as determined in the discretion of the Board of Directors.

4. BOARD DUTY TO COMPANY

Neither the Board of Directors nor any Director shall be required to manager or administer, as applicable, the Company as their sole and exclusive function and shall devote only such time as the Board and/or Director, as applicable, deems appropriate to the Company’s affairs. Except as provided below, the Board and any Director may engage in or possess an interest in other business ventures of every nature and description, independently or with others. Neither the Company nor the Shareholders shall have any right by virtue of these By-Laws in and to such independent venture or to the income or profits derived therefrom. This provision may be modified by the terms of employment agreements as to directors who are also officers of the Company. The Directors and their Affiliates may engage in any transactions involving the exploration, acquisition and development of oil and gas properties, rights and interests which the Board of Directors has decided not to actively pursue so long as Company resources are not used in connection with such transactions.

5. REMOVAL

Except as otherwise provided by the Delaware General Corporation Law, these By-laws or the Certificate of Incorporation, at any meeting of shareholders called expressly for that purpose any Undesignated Director may be removed, with or without cause, by a vote of the holders of a majority, of the shares then entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in the By-laws. Whenever the holders of any class or series of shares or any such group are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series or group.

The CEO Director shall be removed as a Director upon the CEO Director’s termination as Chief Executive Officer of the Corporation, whether by resignation, termination by Board of Director Action, death or disability.

The Designated Directors shall be removed as a Director upon notice to the Corporation from ASYM Energy Investments, LLC, SOSventures, LLC or Summerline Asset Management, LLC that said Designated Director will no longer be so designated as the Designated Director of ASYM Energy Investments, LLC, SOSventures, LLC or Summerline Asset Management, LLC respectively. Said notice shall be delivered in written form to the Corporation’s Chief Executive Officer.

Notwithstanding any of the above, a Director shall be immediately removed from the Board following a unanimous determination by all the other Directors that, following the date hereof, such Director (i) repeatedly failed to perform one or more essential duties and responsibilities to the Corporation after written notice from the Board of Directors describing his failure to perform such duties or responsibilities and, if such failure is remediable, his failure to remedy same within ten (10) business days of receiving written notice, (ii) committed an act of dishonesty with respect to the Company; (iii) committed a felony or any act of misappropriation, embezzlement, fraud or moral turpitude which adversely affects the Company, or (iii) violated a federal or state law or regulation applicable to the Company. Directors so removed may not be re-nominated, re-designated or elected to the Board of Directors.

5. RESIGNATION

A director may resign by providing notice in writing or by electronic transmission of such resignation to the Corporation. The resignation shall be effective upon the date of receipt of the notice of resignation or the date specified in such notice. Acceptance of the resignation shall not be required to make the resignation effective.

6. VACANCIES AND INCREASE IN NUMBER OF DIRECTORS

Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Vacancies in the CEO Director slot shall be filled by election of a new Chief Executive Officer by the Board of Directors.

Vacancies in the Designated Director slots shall be filled by a designation received from ASYM Energy Investments, LLC, SOSventures, LLC or Summerline Asset Management, LLC as provided in Article III Section 2 of these By-laws.

A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders.

Notwithstanding the above, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office, or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Incorporation.

7. ANNUAL MEETING OF DIRECTORS

Immediately following each annual meeting of shareholders, the Board of Directors elected at such meeting or otherwise designated shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting. The time and place of the annual meeting of the Board of Directors may be changed by resolution of the Board of Directors.

8. REGULAR MEETING OF DIRECTORS

Regular meetings of the Board of Directors may be held with or without notice at such time and place as may be from time to time determined by the Board of Directors.

9. SPECIAL MEETINGS OF DIRECTORS

The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or Chief Executive Officer or a member of the Board of Directors. Such special meeting shall be held at the date and time specified in the notice of meeting.

10. PLACE OF DIRECTORS’ MEETINGS

All meetings of the Board of Directors shall be held either at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be specified in the notice of meeting or executed waiver of notice.

11. NOTICE OF DIRECTORS’ MEETINGS

All special meetings of the Board of Directors shall be held upon not less than one day’s written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the Chief Executive Officer, the President or the Secretary or the officer or person calling the meeting. Annual and regular meetings of the Board of Directors may be held with or without notice.

In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting shall be held at the time and at the place specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission. The director may specify the form of electronic transmission to be used to communicate notice. The director may revoke this consent by written notice to the Corporation. The director’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not invalidate a meeting or other action. An affidavit of the Secretary or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given. Notice under this section is deemed given when the notice is: (1) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (4) communicated to the director by any other form of electronic transmission consented to by the director.

12. QUORUM OF DIRECTORS

A majority of the number of directors fixed by, or in the manner provided in, the Certificate of Incorporation or these By-laws shall constitute a quorum for the transaction of business unless a different number or portion is required by law or the Certificate of Incorporation or these By-laws. In no case may the Corporation’s Certificate of Incorporation or these By-laws provide that less than one-half of the number of directors so fixed constitute a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation or these By-laws.

A director who has a direct or indirect interest in a matter to be voted on at a meeting of the Board of Directors may be counted in determining whether a quorum is present.

13. COMPENSATION

Directors shall receive compensation as fixed by resolution of the Board of Directors, which may include a salary, expenses, fixed sums for attendance at meetings, participating in the Corporation’s equity compensation plans, contingent payments, severance payments, and payments relating to changes of control. Said compensation may be in the form of cash as well as stock, warrants, options and other non-cash compensation. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for such services. Members of committees may be allowed similar compensation and reimbursement of expenses for attending committee meetings.

Provided and contingent upon the Corporation being subject to the provisions of Section 14A to the Securities and Exchange Act of 1934 (Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), the Company shall provide its shareholders with a periodic advisory vote on the compensation of the Corporation’s directors and executive officers and a periodic vote as to the designated frequency of the advisory vote on the compensation of the Corporation’s directors and executive officers as required by SEC Rules 14a-4(b)(3), 14a-6(a)(7) and 14a-21 (17 CFR §240.14a-4(b)(3), 17 CFR §240.14a-6(a)(7) and 17 CFR §240.14a-21). Said shareholder votes shall bind the Corporation as to the frequency of the advisory votes, but shall have no effect upon and shall not control or affect the compensation or the forms of compensation the Corporation pays to its directors and executive officers. Further, a negative shareholder advisory vote of any percentage as to compensation for directors and executive officers shall be deemed to not support findings of breaches of fiduciary duty regarding the Board of Directors consideration of compensation for the Corporation’s directors and executive officers.

14. UNANIMOUS WRITTEN CONSENT OF DIRECTORS OR COMMITTEE MEMBERS

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. An electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.

15. COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Certificate of Incorporation or the By-laws, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Delaware General Corporation Law.

A majority of the number of committee members fixed by the Board of Directors shall constitute a quorum for the transaction of business by the Committee. The act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of the Committee.

A committee member who has a direct or indirect interest in a matter to be voted on at a meeting of the Committee may be counted in determining whether a quorum is present.

No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

(1) amending the Certificate of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Certificate of Incorporation or the By-laws, exercise the authority of the Board of Directors vested in it in accordance with Section 141 of the Delaware General Corporation Law;

(2) approving a plan of merger, share exchange, or conversion of the Corporation;

(3) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(4) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(5) amending, altering, or repealing the By-laws of the Corporation or adopting new By-laws of the Corporation;

(6) filling vacancies in the Board of Directors;

(7) filling vacancies in or designating alternate members of any such committee;

(8) filling any directorship to be filled by reason of an increase in the number of directors;

(9) electing or removing officers of the Corporation or members or alternate members of any such committee;

(10) fixing the compensation of any member or alternate members of such committee; or

(11) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

Unless the resolution designating a particular committee, the Certificate of Incorporation, or the By-laws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Committees appointed by the Board of Directors may appoint Subcommittees to take the actions delegated to the Committee by the Board of Directors.

ARTICLE IV — OFFICERS

1. NUMBER OF OFFICERS

The officers of the Corporation shall elected by the Board of Directors at such time and in such manner as may be prescribed by the By-laws. Such other officers, assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by these By-laws. Any two (2) or more offices may be held by the same person.

2. ELECTION OF OFFICERS

All officers shall be elected at a meeting of the Board of Directors or through unanimous consent. If any office is not filled at such meeting, it may be filled at any subsequent regular or special meeting of the board. All officers may also be removed by the Board of Directors at a meeting of the Board of Directors or through unanimous consent.

3. POWERS OF OFFICERS

The Board shall have the authority to designate from time to time officers of the Company (“Officers”), to specify the respective duties of such Officers and to delegate to such Officers certain of the Shareholders’ and Boards’ rights and powers to manage and control the Company’s business. The Board may use descriptive words or phrases to designate standing, seniority or special areas of competence of the Officers elected or appointed, including, without limitation, Chief Executive Officer, President, Vice President, Managing Director, etc.

The Chief Executive Officer shall have the usual customary rights and responsibilities attendant to the position. The CEO shall make all day-to-day operational decisions of the Company (subject to the authority of the Board to delegate rights and powers to other Officers designated by the Board as provided in this Article IV, Section 3, and the Chief Executive Officer, along with such other persons as the Board of Directors may designate from time to time, shall have the sole bank/check signing authority. The Chief Executive Officers may engage the services of investment advisors and investment bankers, on behalf of the Company, upon consent of the Board.

The Chief Executive Officer shall preside at all meetings of shareholders.

The Chief Executive Officer or other officer authorized by the Board of Directors shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation. When authorized by the Board of Directors, the CEO or such other officer authorized by the Board of Directors may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the Secretary or an Assistant Secretary. The Chief Executive Officer shall sign certificates of stock.

The Chief Executive Officer shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

ARTICLE V – BANKING; ACCOUNTING; REPORTING; EXPENSES

1. BANK ACCOUNTS

The Bank and other depository accounts of the Company shall be maintained with such banking and other financial institutions as the Board of Directors shall determine from time to time. Withdrawals, Transfers of funds, borrowings and all other actions in respect of such accounts shall be subject to the consent and signature of such person or persons as the Board shall from time to time designated in writing.

2. BOOKS AND RECORDS

Subject to the provisions of the Delaware General Corporation Law, the Chief Executive Officer shall maintain or cause to be maintained at the Company’s business office full and accurate books and records of the Company, which each of the Shareholders (and their representatives) shall, for proper purpose reasonably related to such Shareholder’s ownership of stock in the Company, have the right to inspect, examine and copy at their sole cost and expense at reasonable times and upon reasonable notice. In connection with such review, investigation or audit, following written approval by the Board of Directors and subject to the terms, conditions and limitations established by the Board of Directors, such Shareholder (and its representative) shall have the reasonable right to (a) meet and consult with any and all employees and officers of the Company, and (b) attend meetings and independently meet and consult with any and all third parties (including, without limitation, governmental agencies and/or lenders) having dealings or any other relationship with the Company; provided that such meetings and consultations shall be scheduled in order to avoid any material interference with the business and affairs of the Company and limitations imposed by the Board of Directors. The records to be kept at the Company’s business office shall include without limitation: (a) a current and past list of the full name and last known mailing address of each Shareholder; (b) a copy of the Certificate of Incorporation and all amendments thereto, together with executed copies of any powers of attorney or proxies pursuant to which any articles of amendment may have been executed; (c) copies of the Company’s federal, state and local income tax returns and reports; if any, for the three most Fiscal years; (d) Copies of these By-laws as then in effect and all amendments hereto; and (e) any financial statements of the Company for the three most recent Fiscal Years. The books and records of account of the Company shall be maintained in accordance with generally accepted accounting principles in the United States, consistently applied, and shall be reconciled to comply with the methods followed by the Company for U.S. Federal income tax purposes, consistently applied.

3. TAX RETURNS; SCHEDULE K-1 AND FORM 1099

For each fiscal year, the Company shall file, or cause to be filed, a U.S federal tax return within the time prescribed by law for such filing. The Company shall also file such other tax returns, annual reports and other documents as from time to time may be required under federal, state, or local law. All tax returns shall be prepared by accountants for the Company. The Company shall use reasonable efforts to send a copy of Schedule K-1, Form 1099 or any successor or replacement form thereof and, upon request, the Company’s tax returns, to each Shareholder within 120 days of the end of each Fiscal Year. Notwithstanding the foregoing, no cause of action shall accrue to any Shareholder under this section of the By-laws if the Company acted in good faith to comply with its obligations under this Section of the By-Laws and, to the extent that such compliance may be reasonably required under all the facts and circumstances to obtain or provide such statements or reports.

4. PAYMENT OF COSTS

The Company shall pay all legal fees, accounting fees and other costs and expenses incurred by the Company in connection with the initial structuring and organization of the Company and its stock.

The Company shall be responsible for the payment of all taxes imposed on the Company, all investment expenses, legal expenses, insurance expenses, and external accounting expenses relating to the Company’s operations, financial statements and investments (including equipment and software required for accounting purposes) and any extraordinary expenses (such as litigation and indemnification of Indemnified Persons). The Company shall be responsible for payment of all operating expenses of the Company and all general overhead expenses of the Company, including but not limited to, rent compensation and benefits of the administrative staff of the Company and the fixed expenses, telephones and general purpose office equipment of the Company.

5. REPORTS AND FILINGS

The Company shall furnish to its Shareholders (a) annual audited financial statements within 120 days following the completion of each fiscal year and (b) unaudited quarterly financial statements within forty-five (45) days following the completion of each fiscal quarter.

ARTICLE VI — SHARES: STOCK CERTIFICATES, ISSUANCE, TRANSFER, ETC.

1. GENERAL RESTRICTIONS; PERMITTED TRANSFERS

(a) Company common stock and preferred stock (including voting rights therein and thereto) now owned (beneficially or otherwise) or subsequently acquired (directly or indirectly) by an Shareholder may be Transferred without the written consent of the Company, the Board of Directors and any other Shareholder, provided that such Transfer is done in compliance with Article VI Subsections 1(b) – (d), and if applicable Article VI, Section 8 of these By-laws.

(b) Every Transferee shall first execute a joinder agreement in a form satisfactory to the Company to be bound by the terms of these By-laws.

(c) Notwithstanding anything contained in these By-Laws to the contrary, no Shareholder shall directly or indirectly Transfer any Company stock if such Transfer would constitute a violation of any federal or state securities law or breach of any condition under which such Transfer is exempt from registration under any such laws. Any Shareholder making a Transfer shall deliver to the Company, upon request from the Company, a written opinion of counsel in the customary form, to the effect that such Transfer is exempt from registration under the Securities Act.

(d) Any Shareholder who shall Transfer all of such Shareholder’s common stock or preferred stock in the Company shall cease to be a Shareholder and shall no longer have any rights or privileges of a Shareholder, including the right to appoint a Director under Article III, Section 3 of these By-laws, and such Shareholder’s Transferee shall be admitted as a substitute Shareholder.

(e) In the event that a Transfer shall be made, there shall be filed with the Company a duly executed and acknowledged counterpart of the instrument making the Transfer. Such instrument must evidence the written acceptance of the Transferee of all the terms and conditions of these By-laws. If such an agreement is not so filed, the Company need not recognize any such purported Transfer for any purpose.

2. TRANSFERS OF NO EFFECT

Any Transfer or attempted Transfer of the Company’s common stock or preferred stock in violation of the terms of these By-laws shall be null and void and have no effect. Each Transferring Shareholder hereby indemnifies the Company, the other Shareholders, the Directors and their respective Affiliates against any and all loss, liabilities, damages and expenses, including, without limitation, tax liabilities or losses of tax benefits, arising directly or indirectly out of any Transfer or purported Transfer in violation of these By-laws.

3. TRANSFEREES

Any Person who acquires in any manner whatsoever any of the Company’s common stock or preferred stock, irrespective of whether such person has accepted or adopted in writing the terms and provisions of these By-laws, shall be deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to, and bound by, all the obligations of these By-Laws that any predecessor-in-interest of such Person was subject to or bound by. A person acquiring any of the Company’s common stock or preferred stock, including personal representatives and heirs of the deceased Shareholder, shall have only such rights, and shall be subject to all the obligations as are set forth in these By-laws, and, without limiting the generality of the foregoing, such Person shall not have any right to have the value of the acquired common stock or preferred stock of the Company or receive the value of such common stock or preferred stock or, in lieu thereof, the profits, payments, dividends or liquidation value attributable any right in the Company, except as set forth herein. If any Transferee desires to make a Transfer of its common stock or preferred stock in the Company, it shall be subject to all the provisions of this Article VI to the same extent and in the same manner as any Shareholder desiring to make a Transfer.

4. PREEMPTIVE RIGHTS

(a) If the Company proposes to issue any Equity Securities (as defined below) the Shareholders shall have the preemptive right to purchase that amount of the Proposed Equity Securities (on the same terms and conditions as the Company’s proposed issuance) as will enable that Shareholder to maintain, post-issuance, such Shareholder’s percentage of the Company owned pre-issuance. “Equity Securities” shall mean the common stock and preferred stock of the Company and options, warrants, securities or instruments exercisable for or exchangeable or convertible into the common stock or preferred stock of the Company, other than “Excluded Securities” stated below.

(b) If the Company proposes to issue any Equity Securities, it shall provide written notice to the Shareholders regarding the proposed issuance, which notice will include the nature, amount and terms and conditions with the proposed issuance of such Equity Securities. The Shareholders shall have twenty (20) days from the receipt of such notice to notify the Company of its intention to purchase some or all of the Equity Securities being issued at the price and on the terms set forth in the notice. Thereafter, the Company may, if within 120 days of the notice, issue any Equity Securities not purchased by the Shareholders at the price and on the terms set forth in the notice.

(c) The preemptive rights set forth above shall not apply to Equity Securities issued by the Company pursuant to an employee incentive plan or award (or reserved in connection with such plan or award), as consideration pursuant to a merger, consolidation, acquisition or similar business combination, in connection with any distribution or recapitalization of the Company, or upon conversion of any convertible securities, or pursuant to a registration statement filed under the Securities Act of 1933, as amended (collectively, “Excluded Securities.”)

5. TAG-ALONG RIGHTS

(a) If a Shareholder that alone or together with its Affiliates holds common stock or preferred stock in the Company representing a majority of the Company’s voting rights proposes to Transfer any of the Company’s Common or Preferred Stock, the other Shareholders shall be given the opportunity to joint such Transfer according to this Article VI, Section 4.

(b) Such Shareholder proposing to Transfer common stock or preferred stock in the Company shall provide written notice to the other Shareholders of such Transfer and their right to participate in such Transfer, including the number of common stock shares and preferred stock shares to be Transferred and a copy of the Offer. Each Shareholder shall be entitled to participate in the Transfer on a pro-rata basis in proportion to the fully-diluted equity ownership percentages of the Shareholder exercising such right (including the Shareholder originally proposing such Transfer) to participate in such Transfer.

(c) Each Shareholder shall have ten (10) business days to notify such Shareholder of its election to sell its common stock or preferred stock to the proposed purchaser, and such notification shall be deemed an irrevocable commitment to sell. The closing of such sale shall occur simultaneously among all the parties.

6. CERTIFICATES OF STOCK

Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer, the President, or a Vice-president, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary of the corporation, bearing the corporate seal or a facsimile thereof certifying the number of shares owned by him in the corporation.

Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chief Executive Officer, the President, or a Vice-president, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

7. LOST CERTIFICATES

The Secretary, Chief Financial Officer or Treasurer who has charge of the transfer and issuance of stock of the corporation shall issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation allegedly lost, upon the submission by the owner of such lost or destroyed certificate, or his legal representative, to the corporation of a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

8. TRANSFERS OF STOCK

Subject to Article VI, Sections 1, 2 and 3 of these By-laws, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

9. REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

10. UNCERTIFICATED SHARES

The board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.

ARTICLE VII — DIVIDEND AND DISTRIBUTIONS

1. DECLARATION

The Board of Directors may declare at any annual, regular or special meeting of the Board of Directors and the Corporation may pay dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Delaware.

2. RESERVES

The Board of Directors may by resolution, create a reserve or reserves out of the Corporation’s surplus or designate or allocate any part or all of the Corporation’s surplus in any manner for any proper purpose or purposes, including but not limited to creating a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner.

ARTICLE VIII — INDEMNIFICATION AND INSURANCE

1. INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by and pursuant to the provisions of the Delaware General Corporation Law and as stated in the Company’s Certificate of Formation, indemnify and advance expenses to any person: (1) who is or was a director of the Corporation; (2) who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity; (3) who is or was an officer of the Corporation; (4) who is or was an employee of the Corporation; (5) who is or was an agent of the Corporation; and (6) who is not or was not an officer, employee, or agent of the Corporation but who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

2. INSURANCE

The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

ARTICLE IX — MISCELLANEOUS

1. INFORMAL ACTION

Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

An electronic transmission by a shareholder, director or member of a Board of Directors’ committee consenting to an action to be taken and transmitted by a shareholder, director or member of a Board of Directors’ committee is considered written, signed, and dated for the purposes of this article if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder, director or member of a Board of Directors’ committee and the date on which the shareholder, director or member of a Board of Directors’ committee transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

2. WAIVER OF NOTICE

Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

3. USE OF ELECTRONIC TRANSMISSION

The Corporation is authorized to use “electronic transmissions” as defined in the Delaware General Corporation Law to the full extent allowed by said Act, including, but not limited to the purposes of notices, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

“Electronic transmission” means a form of communication that: (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

4. MEETINGS BY TELEPHONE CONFERENCE OR OTHER REMOTE COMMUNICATIONS TECHNOLOGY

Subject to the provisions for notice required by these By-laws and the Delaware General Corporation Law for notice of meetings, directors and shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Or, another suitable electronic communications system may be used including videoconferencing technology or the Internet, but only if each director or shareholder entitled to participate in the meeting consents to the meeting being held by means of that system and the system provides access to the meeting in a manner or using a method by which each director and shareholder participating in the meeting can communicate concurrently with each other participant. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5. SEAL

The Corporation may adopt a corporate seal in such form as the Board of Directors may determine. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

6. CHECKS, DRAFTS, ETC.

Subject to Article V of these By-laws, all checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as shall be determined from time to time by Resolution of the Board of Directors.

7. FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors.

8. CONFIDENTIALITY

The business interests of the Company require a confidential relationship among the Shareholders, Directors and Company and the fullest protection and confidential treatment of proprietary information about the Company, including without limitation information relating to the Company’s investments and funds (all hereinafter referred to as “Confidential Information” which may be in whole or in part be conceived, learned or obtained by any Shareholder or Director in the course of performing its obligations to the Company and its Shareholders. Accordingly, each Shareholder and Director shall not to use and hereby agrees to cause its Affiliates not to use Confidential Information except as necessary in the performance of these By-laws and not to disclose Confidential Information or any portion thereof to a third party including any Affiliate unless such Affiliate is required to have access in order for the Shareholder or Director to perform its duties hereunder and then only to the extent that such Affiliate affirmatively acknowledges and agrees to hold the Confidential Information confidential. The obligation set forth in this Article IX, Section 9 will survive the withdrawal, removal, retirement, resignation, and dissolution of the Shareholder or Director and their Affiliates. The obligation set forth in this section shall not apply to information (i) becomes rightfully known to a Shareholder or Director without restriction from a third party source other than the performance of such Shareholder’s or Director’s obligations pursuant to these By-laws; (ii) is approved for disclosure by the Board of Directors; (iii) is required to be disclosed pursuant to an order of any court of governmental agency, provided the Company is notified in advance of such required disclosure and given an opportunity to object or seek a protective order with respect thereto; or (iv) when such disclosure is necessary to prevent fraud or otherwise fulfill fiduciary or legal obligations of disclosure.

9. NOTICES.

All notices, requests and other communications under these By-laws shall be in writing, which includes facsimile and e-mail), either by physically delivering them by means of any private courier service or by transmitting them by facsimile, and shall be deemed to have been given on the date received, addressed as follows: (a) the Company or the Board, to the Company’s business address set forth in its designation of registered agent filed with the Texas Secretary of State, with a copy to the e-mail addresses of each Director on file with the Company, or (b) the Shareholders, to their respective addresses set forth in the Company’s Shareholder records, provided, however, that (i) each Shareholder’s notice information may be changed by notice to the Company, the Board of Directors and the other Shareholders which shall only be effective upon receipt, and (ii) any notice received outside of business hours or on a day which is not a business day in the city where the recipient is located shall be deemed given at the next opening of business at such location.

10. AFFILIATED TRANSACTIONS.

Each of the Shareholders and Directors shall promptly disclose, in reasonably detailed writing, to the Board of Directors, if at any time such Shareholder or Director or their respective Affiliates, directly or indirectly, either alone or in partnership or jointly or in conjunction with any Person or Persons, as principal, agent, employee, director, shareholder, partner, member, manager or in any other manner whatsoever, (i) owns, manages, operates, finances, or otherwise becomes associated with or provides assistance to the Company (other than in the capacity as a Director, Officer or Shareholder), or (ii) is involved in negotiations that may lead to any of the matters described in clause (i) above. No agreement or transaction shall be entered into by the Company with any Shareholder or Director or Affiliate of any Shareholder or Director and no decision shall be made in respect of any such agreement or transaction (including, without limitation, entering into, enforcement or termination thereof) or any other matter relating to any dealings between the Company and any Shareholder or Director or their respective Affiliates unless such agreement, transaction or decision has been approved by the Board of Directors.

11. INSURANCE.

The Company shall procure and maintain insurance as is determined appropriate by the Board of Directors (in form and with endorsements, waivers and deductibles and with insurance companies, designated or approved by the Board of Directors) naming the Company, its Directors, Officers, Shareholders and their respective Affiliates, as insureds thereunder and having limits of $5,000,000 (or such greater amount determined by the Board.)

ARTICLE IX — CONSTRUCTION

1. PRONOUNS AND HEADINGS

All personal pronouns used in these By-laws shall include the other gender whether used in masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate. All headings herein are for convenience only and neither limit nor amplify the provisions of these By-laws.

2. INVALID PROVISIONS

If any one or more of the provisions of these By-laws, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these By-laws and all other applications of any such provision shall not be affected thereby.

3. REFERENCES TO EXISTING STATUTES

References in these By-laws to any existing statute also include any successor law to such statute.

ARTICLE X — AMENDMENT OF BY-LAWS

These By-laws may modified or amended only upon both (a) the approval of the Board of Directors in accordance with Article III, Section 2 of these By-laws, and (b) the approval of the holders of the holders of all the outstanding common stock of the Company; provided that if the Company provides notice or a proposed amendment to these By-laws to any Shareholder in accordance with these By-laws and such Shareholder fails to consent or object to such notice within seven (7) business days of receipt of such notice, such Shareholder will be deemed to have consent to the amendment. Any amendment to these By-laws shall be kept on file at the Company’s business office in accordance with Article V, Section 2 of these By-laws. Notwithstanding the above, the Board of Directors shall be permitted to record issuances of common stock and preferred stock in the Company and the Transfer of common stock and preferred stock in the Company permitted by the terms of these By-laws.

ARTICLE XI — TERMINATION OF BY-LAWS

These By-laws shall remain in effect until amended or restated under the terms of Article X of these By-laws or until a Qualified Public Offering of the Company’s common stock or common stock equivalent. Upon a Qualified Public Offering, these By-laws shall terminate and have no further effect except for the confidentiality provisions of Article IX, Section 8 of these By-laws.

DEFINITIONS

For the Purposes of these By-Laws the following definitions apply:

1)	“Affiliate” of any Person means any Person, controlled by, in control of or under common control with such person;

2)
 “Qualified Public Offering means (a) an effective registration statement covering securities issued by the Corporation under the Securities Act of 1933; or (b) an effective registration statement filed by the Corporation under the Securities Exchange Act of 1934.

3)
“Transfer” as used in Article VI of these By-laws means every direct and indirect valid sale, exchange, transfer, gift, bequest, pledge, hypothecation or other encumbrance of all or any portion of a Shareholder’s common stock and preferred stock in the Company; and

4)
“Transferee” as used in Article VI of these By-laws means the person who succeeds to or is granted a security interest on all or a portion of a Shareholder’s common stock or preferred stock in the Company.

Adopted by the Directors of the Corporation as of the 25th date of June, 2012.

Bill Liao	Michael Pawelek

Peter Benz	William Mahoney

Charles Henry, III

Attest:	Michael Pawelek, Secretary